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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director and Shareholders
AltiGen Communications, Inc.

        We consent to the incorporation by reference in Registration Statement Nos. 333-82090 and 333-117000 of AltiGen Communications, Inc. on Form S-8 of our report dated December 28, 2004, appearing in this Annual Report on Form 10-K of AltiGen Communications, Inc. for the year ended September 30, 2004.

/s/  DELOITTE & TOUCHE LLP
San Jose, California
December 28, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM